Exhibit 2.16
FOURTH AMENDMENT AND CONSENT TO FIRST LIEN CREDIT AGREEMENT
     THIS FOURTH AMENDMENT AND CONSENT TO FIRST LIEN CREDIT AGREEMENT, dated as of May 15, 2009 (this “Amendment”), to the Existing Credit Agreement (as defined below) is made by Mitel Networks, Inc. (“MNI”), Mitel US Holdings, Inc. (“Holdings”), Mitel (Delaware), Inc. (together with MNI and Holdings, each, a “U.S. Borrower” and collectively, the “U.S. Borrowers”) and Mitel Networks Corporation (the “Canadian Borrower” and together with the U.S. Borrowers, each a “Borrower” and collectively, the “Borrowers”), certain of the Lenders (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in Article I below, and Morgan Stanley Senior Funding, Inc., as U.S. Administrative Agent (in such capacity, the “U.S. Administrative Agent”).
WITNESSETH:
     WHEREAS, the Borrowers, the Lenders, the U.S. Administrative Agent, Morgan Stanley & Co. Incorporated, as the collateral agent, Morgan Stanley Bank, as U.S. Issuer, and as U.S. Swing Line Lender, Morgan Stanley Senior Funding (Nova Scotia) Co., as Canadian Administrative Agent, as Canadian Issuer and Canadian Swing Line Lender, are all parties to the First Lien Credit Agreement, dated as of August 16, 2007 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; and as further amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, the Borrowers have requested that the Lenders consent to the amendment of the Credit Agreement to permit, among other things, the reorganization transactions more fully described in Annex I hereto (the “Reorganization”);
     NOW, THEREFORE, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1 Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
     “Amendment” is defined in the preamble.
     “Amendment Effective Date” is defined in Article IV.
     “Borrower” is defined in the preamble.
     “Credit Agreement” is defined in the first recital.

     “Existing Credit Agreement” is defined in the first recital.
     “Reorganization” is defined in the second recital.
     SECTION 1.2 Defined Terms Generally. Unless otherwise defined herein, capitalized terms used herein have the meanings provided therefore in the Credit Agreement.
ARTICLE II
AMENDMENTS
     SECTION 2.1 Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:
     “Fourth Amendment” means the Fourth Amendment and Consent to First Lien Credit Agreement, dated as of May 15, 2009, among the Borrowers, the U.S. Administrative Agent and the Lenders party thereto.
     “Fourth Amendment Effective Date” means the Amendment Effective Date as that term is defined in Article IV of the Fourth Amendment.
     “Lake Communications” means Lake Communications Limited, a company organized under the laws of Ireland.
     “Lake Holdco” means Inter-Tel Lake Limited, a company organized under the laws of Ireland.
     “Reorganization” means the reorganization transactions to be consummated by the Canadian Borrower and certain of its Subsidiaries on or about the Fourth Amendment Effective Date, the details of which are set forth on Annex I to the Fourth Amendment.
     SECTION 2.2 Amendment to Section 7.2.2. The preamble of Clause (f) of Section 7.2.2 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (f) Indebtedness of any Borrower or any Subsidiary owing to any Borrower or any other Subsidiary, which Indebtedness
     SECTION 2.3 Amendments to Section 7.2.5.
     SECTION 2.3.1 Section 7.2.5 of the Existing Credit Agreement is hereby amended by (a) deleting the word “or” at the end of clause (k) and (b) inserting new clauses (m) and (n) immediately following clause (1) which shall read as follows:

     (m) Investments consisting of Indebtedness permitted by clause (f)(i) of Section 7.2.2; and
     (n) Investments consisting of Indebtedness permitted by clause (f)(ii) of Section 7.2.2;
     SECTION 2.3.2 The proviso at the end of Section 7.2.5 of the Existing Credit Agreement is hereby amended by deleting the text “or (i)” as it appears therein and replacing it with”, (i) or (n)”.
ARTICLE III
CONSENT
     SECTION 3.1 Consent. The Required Lenders hereby consent to the Canadian Borrower and its Subsidiaries entering into and consummating the Reorganization, substantially as set forth on Annex I hereto.
ARTICLE IV
CONDITIONS TO EFFECTIVENESS
     SECTION 4.1 Conditions to Effectiveness. This Amendment shall become effective upon the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the U.S. Administrative Agent (the date when all such conditions are so satisfied being the “Amendment Effective Date”):
     SECTION 4.1.1 Counterparts. The U.S. Administrative Agent shall have received (i) counterparts to this Amendment, executed by the Borrower and the Required Lenders and (ii) a fully executed copy of an amendment relating to the Second Lien Credit Agreement, substantially in the form of this Amendment.
     SECTION 4.1.2 Certificate of Authorized Officer. The Borrowers shall have delivered a certificate of Authorized Officers, solely in their capacity as Authorized Officers of the Borrowers, certifying that, both immediately before and after giving effect to the this Amendment on the Amendment Effective Date, the statements set forth in Article V hereof are true and correct.
     SECTION 4.1.3 Obligor Acknowledgment and Consent. Each Obligor (other than the Borrowers) shall execute and deliver an Acknowledgment and Consent in substantially the form of Annex II hereto.
     SECTION 4.1.4 Legal Matters. All legal matters incident to this Amendment shall be satisfactory to the U.S. Administrative Agent and its counsel.
     SECTION 4.1.5 Payment of Expenses. The Borrowers shall have paid all reasonable fees, costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and the administration of the Credit Agreement, including without limitation, the reasonable fees and disbursements of counsel to the U.S. Administrative Agent.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
     To induce the Lenders to enter into this Amendment, the Borrowers represent and warrant to the Lenders as set forth below:
     SECTION 5.1 Representations and Warranties, No Event of Default. The representations and warranties contained herein, in Article VI of the Credit Agreement and in each other Loan Document, including any certificate or other writing delivered by or on behalf of any Obligor to any Secured Party in connection with this Amendment are true and correct in all material respects both immediately before and after giving effect to this Amendment (except that any representation and warranty expressly made as of a specific date shall be true and correct only as of such specific date), and both immediately before and after giving effect to this Amendment no Default or Event of Default shall have occurred, assuming effectiveness of this Amendment, and be continuing or would result from this Amendment becoming effective in accordance with its terms.
     SECTION 5.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Obligor of this Amendment, the Credit Agreement and each other Loan Document executed or to be executed by it are in each case within such Person’s powers, have been duly authorized by all necessary action, and do not (a) contravene any (i) Obligor’s Organic Documents, (ii) court decree or order binding on or affecting any Obligor or (iii) law or governmental regulation binding on or affecting any Obligor; or (b) result in (i) or require the creation or imposition of any Lien on any Obligor’s properties (except as permitted by the Credit Agreement) or (ii) a default under any material contractual restriction binding on or affecting any Obligor.
     SECTION 5.3 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Amendment Effective Date will be, duly obtained or made and which are, or on the Amendment Effective Date will be, in full force and effect) is required for the consummation of this Amendment or the Credit Agreement or the due execution, delivery or performance by any Obligor of this Amendment, the Credit Agreement or any other Loan Document to which it is a party.
     SECTION 5.4 Validity, etc. This Amendment, the Credit Agreement and each other Loan Document to which any Obligor is a party constitutes the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity.

     SECTION 5.5 Transactions with Affiliates. The Borrowers hereby represent and warrant to the Agents and Lenders that the Reorganization is on fair and reasonable terms no less favorable to the Borrowers and their Subsidiaries than they could obtain in an arm’s-length transaction with a Person that is not an Affiliate and is of the kind which would be entered into by a prudent Person in the position of the Borrowers and their Subsidiaries with a Person that is not one of their Affiliates.
ARTICLE VI
MISCELLANEOUS
     SECTION 6.1 Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Amendment.
     SECTION 6.2 Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.
     SECTION 6.3 Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.
     SECTION 6.4 Loan Document Pursuant to Credit Agreement. This Amendment constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (a) any representation or warranty made by an Obligor under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (b) an Obligor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.
     SECTION 6.5 No Waiver. This Amendment is not, and shall not be deemed to be, a waiver of or consent to any Event of Default, event with which the giving of notice or lapse of time or both may result in an Event of Default, or other non-compliance now existing or hereafter arising under the Credit Agreement and the other Loan Documents.
     SECTION 6.6 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     SECTION 6.7 Fees and Expenses. The Borrowers shall pay on demand all out-of-pocket costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment, including without limitation, the reasonable fees and expenses and other reasonable charges of legal counsel to the Agents.
     SECTION 6.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER,

OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH PERSON IN CONNECTION THEREWITH. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES ENTERING INTO THIS AMENDMENT. EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent
By:	/s/ Stephen B. King
	Name:	Stephen B. King
	Title:	Vice President

MORGAN STANLEY BANK, N.A, as a Lender
By:	/s/ Sene Marten
	Name:	Sene Marten
	Title:	Vice President

SPECIAL VALUE CONTINUATION PARTNERS, L.P., as a Holder
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

SPECIAL VALUE EXPANSION FUND, LLC, as a Holder
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

TENNENBAUM OPPORTUNITIES PARTNERS V, LP, as a Holder
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

SPECIAL VALUE OPPORTUNITIES FUND, LLC, as a Holder
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

Each of the above by:
/s/ Hugh Steven Wilson
Name:	Hugh Steven Wilson
Title:	Managing Partner

TENNENBAUM MULTI-STRATEGY FUND, LLC, as a Holder
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

/s/ Hugh Steven Wilson
Name:	Hugh Steven Wilson
Title:	Managing Partner

GSC Credit Strategies Fund BNS SPV
By:	/s/ Irfan Ahmed
	Name:	Irfan Ahmed
	Title:	Authorized Signatory

MITEL NETWORKS, INC.
By:	/s/ Steven Spooner
	Name:	Steven Spooner
Title: Vice President

MITEL US HOLDINGS, INC.
By:	/s/ Steven Spooner
	Name:	Steven Spooner
Title: Chairman & President

MITEL (DELAWARE), INC.
By:	/s/ Steven Spooner
	Name:	Steven Spooner
Title: Director

MITEL NETWORKS CORPORATION
By:	/s/ Steven Spooner
	Name:	Steven Spooner
Title: Chief Financial Officer